EXHIBIT 10.58

(Space above reserved for Recorder of Deeds certification)

Title of Document:	DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

Date of Document:	April 27, 2004

Grantor:	WINCUP HOLDINGS, INC., a Delaware corporation

Grantee/Beneficiary:	WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent

Grantee Mailing Address:	123 South Broad Street, 11th Floor, PA1249, Philadelphia, Pennsylvania 19109, Attention: Corporate Trust Administration

Legal Description:	See Attached Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing

Reference Book and Page(s):	Not Applicable

THIS DOCUMENT WAS PREPARED

BY AND WHEN RECORDED, RETURN

BY MAIL TO:

Franklin L. Simpson, Esq.

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, NY 10005-1413

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING dated April 27, 2004 (together with any amendments or modifications hereto in effect from time to time, the “Deed of Trust”), by WINCUP HOLDINGS, INC., a Delaware corporation, having an address c/o Radnor Holdings Corporation, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087 (“Grantor”) in favor of MID-WEST TITLE COMPANY, INC., having an address at 1908 Main Street, Higginsville, Missouri 64037 (the “Trustee”) for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION, having an address of 123 South Broad Street, 11th Floor, PA1249, Philadelphia, Pennsylvania 19109, Attention: Corporate Trust Administration, in its capacity as collateral agent (together with its successors and assigns in such capacity, “Beneficiary”).

WITNESSETH:

WHEREAS, Radnor Holdings Corporation, as issuer (the “Company”), has issued and sold to certain note purchasers for which Beneficiary acts as collateral agent the Company’s Senior Secured Floating Rate Notes Due 2009 (together with all modifications, increases, renewals, substitutions or extensions thereof, the “Notes”) in an aggregate principal amount not exceeding seventy million dollars ($70,000,000) pursuant to that certain Indenture, of even date herewith (the “Indenture”), between the Company, the Company’s subsidiaries that provide guarantees under the Indenture (the “Guarantors”), and Wachovia Bank, National Association, as trustee;

WHEREAS, the Company, the Guarantors, and Beneficiary, as collateral agent, have entered into that certain Security Agreement (the “Security Agreement”) dated as of the date hereof pursuant to which the Company and the Guarantors have granted a security interest in, and undertaken obligations with respect to, certain collateral and other property described therein;

WHEREAS, Grantor is the owner of fee simple title to certain tract of land located at 313 East Fifteenth Street, in the City of Higginsville, County of Lafayette, State of Missouri, as more particularly described in Schedule “A” attached hereto and made a part hereof (the “Real Estate”);

WHEREAS, pursuant to the Indenture, the Guarantors have unconditionally guaranteed the repayment of the indebtedness evidenced and represented by the Notes, as well as the payment, performance, observance and discharge by the Company of all obligations, covenants, conditions and agreements made by the Company to, with, in favor of and for the benefit of Beneficiary or any of the Secured Parties under the Indenture and the Other Documents (as defined below);

WHEREAS, Beneficiary and the Secured Parties, as a condition precedent to the transactions contemplated by the Indenture, have required that Grantor execute and deliver this Deed of Trust for the benefit of Beneficiary; and

WHEREAS, Grantor is one of the Guarantors and Grantor will directly and substantially benefit from the transactions contemplated by the Indenture.

GRANTING CLAUSES

NOW, THEREFORE, to secure (i) the payment or performance and discharge of all sums due under this Deed of Trust; (ii) the payment or performance and discharge of all terms, conditions and covenants, including the Secured Obligations, set forth in the Indenture and the Other Documents; and (iii) the payment or performance and discharge of all other obligations or indebtedness of Grantor, the Company, or the other Guarantors to Beneficiary or Secured Parties of whatever kind or character and whenever borrowed or incurred under the Indenture or the Other Documents, including without limitation, principal, interest (as the same may vary in accordance with the terms of the Indenture), fees, late charges and expenses, including attorneys’ fees (subsections (i), (ii) and (iii) collectively, the “Liabilities”), Grantor DOES HEREBY GRANT, BARGAIN, SELL, CONVEY, CONFIRM, TRANSFER, ASSIGN and SET OVER to Trustee, with GENERAL WARRANTY, the following (collectively, the “Property”):

(A) The Real Estate;

(B) Any and all buildings and improvements now or hereafter erected on, under or over the Real Estate (the “Improvements”);

(C) Any and all fixtures, machinery, equipment and other articles of real, personal or mixed property, belonging to Grantor, at any time now or hereafter installed in, attached to or situated in or upon the Real Estate, or the Improvements, or used or intended to be used in connection with the Real Estate, or in the operation of the Improvements, plant, business or dwelling situate thereon, whether or not such real, personal or mixed property is or shall be affixed thereto, and all replacements, substitutions and proceeds of the foregoing (all of the foregoing herein called the “Service Equipment”), including without limitation: (i) all appliances, furniture and furnishings; all articles of interior decoration, floor, wall and window coverings; all office, restaurant, bar, kitchen and laundry fixtures, utensils, appliances and equipment; all supplies, tools and accessories; all storm and screen windows, shutters, doors, decorations, awnings, shades, blinds, signs, trees, shrubbery and other plantings; (ii) all building service fixtures, machinery and equipment of any kind whatsoever; all lighting, heating, ventilating, air conditioning, refrigerating, sprinkling, plumbing, security, irrigating, cleaning, incinerating, waste disposal, communications, alarm, fire prevention and extinguishing systems, fixtures, apparatus, machinery and equipment; all elevators, escalators, lifts, cranes, hoists and platforms; all pipes, conduits, pumps, boilers, tanks, motors, engines, furnaces and compressors; all dynamos, transformers and generators; (iii) all building materials, building machinery and building equipment delivered on site to the Real Estate during the course of, or in connection with any construction or repair or renovation of the Improvements; (iv) all parts, fittings, accessories, accessions, substitutions and replacements therefor and thereof; and (v) all files, books, ledgers, reports and records relating to any of the foregoing;

(D) Any and all leases, subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of the Real Estate, Improvements, Service Equipment or all or any other portion of the Property and all extensions, renewals, amendments, modifications and replacements thereof, and any options, rights of first refusal or guarantees relating thereto (collectively, the “Leases”); all rents, income, receipts, revenues, security deposits, escrow accounts, reserves, issues, profits, awards and payments of any kind payable under the Leases or otherwise arising from the Real Estate, Improvements, Service Equipment or all or any other portion of the Property including, without limitation, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents (collectively, the “Rents”); all of the following personal property to the extent assignable (collectively referred to as the “Contracts”): all accounts, general intangibles and contract rights (including any right to payment thereunder, whether or not earned by performance) of any nature relating to the Real Estate, Improvements, Service Equipment or all or any other portion of the Property or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits, building service contracts, maintenance contracts, construction contracts and architect’s agreements; all maps, plans, surveys and specifications; all warranties and guaranties; all permits, licenses and approvals; and all insurance policies, books of account and other documents, of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale or operation of the Real Estate, Improvements, Service Equipment or all or any other portion of the Property;

(E) Any and all estates, rights, tenements, hereditaments, privileges, easements, reversions, remainders and appurtenances of any kind benefiting or appurtenant to the Real Estate, Improvements or all or any other portion of the Property; all means of access to and from the Real Estate, Improvements or all or any other portion of the Property, whether public or private; all streets, alleys, passages, ways, water courses, water and mineral rights relating to the Real Estate, Improvements or all or any other portion of the Property; all rights of Grantor as declarant or unit owner under any declaration of condominium or association applicable to the Real Estate, Improvements or all or any other portion of the Property including, without limitation, all development rights and special declarant rights; and all other claims or demands of Grantor, either at law or in equity, in possession or expectancy of, in, or to the Real Estate, Improvements or all or any other portion of the Property (all of the foregoing described in this subsection E herein called the “Appurtenances”); and

(F) Any and all “proceeds” of any of the above-described Real Estate, Improvements, Service Equipment, Leases, Rents, Contracts and Appurtenances, which term “proceeds” shall have the meaning given to it in the Uniform Commercial Code, as amended, (the “Code”) of the State in which the Real Estate is located (collectively, the “Proceeds”) and shall additionally include whatever is received upon the use, lease, sale, exchange, transfer, collection or other utilization or any disposition or conversion of any of the Real Estate, Improvements, Service Equipment, Leases, Rents, Contracts and Appurtenances, voluntary or involuntary, whether cash or non-cash, including, subject to the terms of this Deed of Trust, proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and inventory.

TO HAVE AND TO HOLD the above granted and conveyed Property unto and to the proper use and benefit of Trustee, its successors and assigns, in trust, forever, hereby expressly waiving and releasing any and all right, benefit, privilege, advantage or exemption under and by virtue of any and all statutes and laws of the State or other jurisdiction in which the Property is located providing for the exemption of homesteads from sale on execution or otherwise, to secure the payment of the Liabilities

IN TRUST, WITH THE POWER OF SALE, to secure performance of and payment to Beneficiary of the Liabilities at the time and in the manner provided for its payment in the Indenture and in this Deed of Trust.

PROVIDED, HOWEVER, these presents are upon the express condition that, if Grantor shall well and truly perform and pay to Beneficiary the Liabilities at the time and in the manner provided in the Indenture, this Deed of Trust and the Other Documents, and shall well and truly perform the Liabilities as set forth in the Indenture, this Deed of Trust and the Other Documents and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Indenture and the Other Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that any obligation of Grantor to indemnify and hold harmless Beneficiary pursuant to the Indenture, this Deed of Trust and/or the Other Documents, to the extent specified herein or therein to survive, and any other obligation that is specifically agreed to survive such full repayment, performance and release and shall survive any such payment, performance or release.

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Security Agreement. To the extent of any inconsistency between the terms hereof and the terms of the Security Agreement, the terms of the Security Agreement shall control, except that with respect to the remedies of a Trustee under the law of the State of Missouri, the terms of this Deed of Trust shall govern; provided, however, that Grantor and Trustee expressly agree that no conflict shall be deemed to exist where one document imposes a stricter obligation than another, so long as compliance with the stricter obligation does not make compliance with the less strict obligation impossible. This Deed of Trust, the Security Agreement, the other Collateral Documents (as defined in the Indenture) and any other instrument given to evidence or further secure the payment and performance of any of the Liabilities are sometimes hereinafter collectively referred to as the “Other Documents”.

The present principal amount of the Liabilities secured hereby is $70,000,000; the maximum principal amount, including present and future Liabilities, which may be secured hereby at any one time is $70,000,000, plus interest, plus any disbursements and taxes and insurance on the Property and any other sums advanced in accordance with the terms hereof or the Indenture or any of the Other Documents to protect the security of this Deed of Trust, the Indenture or any of the Other Documents, plus interest on such disbursements and advances at the rates set forth in the Indenture (the “Secured Amount”). For purposes of this Deed of Trust, so long as the aggregate principal balance of the Liabilities outstanding equals or exceeds the Secured Amount, the amount of the Liabilities secured by this Deed of Trust shall at all times equal only the Secured Amount. The Secured Amount shall be reduced only by the last and final sums that are repaid with respect to the Liabilities so as to make the aggregate principal balance of the Liabilities equal to an amount less than the Secured Amount, and shall not be reduced by any intervening repayments of the Liabilities.

AND Grantor covenants and agrees with and represents to Trustee as follows:

1. FUTURE ADVANCES; PROTECTION OF PROPERTY. This Deed of Trust is governed by Section 443.055, RSMo. (2000). In accordance with Section 443.055, RSMo. (2000), this Deed of Trust shall secure any additional loans as well as any and all present or future advances and re-advances under the Indenture or any other Liabilities made by Beneficiary or any Secured Party to or for the benefit of Grantor, the Company, the other Guarantors or the Property, including, without limitation: (a) principal, interest, late charges, fees and other amounts due under the Indenture, the Other Documents or this Deed of Trust; (b) all advances by Beneficiary to Grantor or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any Improvements; (c) all advances made or costs incurred by Beneficiary for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Beneficiary for the enforcement and protection of the Property or the lien of this Deed of Trust; and (d) all legal fees, costs and other expenses incurred by Beneficiary and/or Trustee by reason of any default or otherwise in connection with the Liabilities. Grantor agrees that if, at any time during the term of this Deed of Trust or following a foreclosure hereof (whether before or after the entry of a judgment of foreclosure), Grantor fails to perform or observe any covenant or obligation under this Deed of Trust including, without limitation, payment of any of the foregoing, Trustee may (but shall not be obligated to) take such steps as are reasonably necessary to remedy any such nonperformance or nonobservance and provide payment thereof. All amounts advanced by Trustee or Beneficiary shall be added to the amount secured by this Deed of Trust (and, if advanced after the entry of a judgment of foreclosure, by such judgment of foreclosure), and shall be due and payable on demand, together with interest at the rate borne by the Securities, such interest to be calculated from the date of such advance to the date of repayment thereof.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS.

2.1. Payment and Performance. Grantor shall (a) pay all sums required to be paid by Grantor under the Indenture and the Other Documents, in accordance with their stated terms and conditions; (b) perform and comply with all terms, conditions and covenants set forth in the Indenture and each of the Other Documents by which Grantor is bound; and (c) perform and comply with all of Grantor’s obligations and duties as landlord under any Leases.

2.2. Seisin and Warranty. Grantor hereby warrants that (a) Grantor is seized of an indefeasible estate in fee simple in, and warrants the title to, the Real Estate and the Improvements subject only to those exceptions more particularly described in the marked up title commitment no. H-20646-A issued by Commonwealth Land Title Insurance Company and accepted by Beneficiary in connection with this transaction (the “Permitted Exceptions”); (b) Grantor has the right, full power and lawful authority to warrant, grant, bargain, sell, convey, transfer, assign and set over the same to Trustee in the manner and form set forth herein ; and (c) this Deed of Trust is a valid and enforceable first lien on the Property. Grantor hereby covenants that Grantor shall (a) preserve such title and the validity and priority of the lien of this Deed of Trust and shall forever warrant and defend the same, subject to the Permitted Exceptions, to Trustee against all lawful claims whatsoever; and (b) execute, acknowledge and deliver all such further documents or assurances as may at any time hereafter be required by Deed of Trust to protect fully the lien of this Deed of Trust.

2.3. Insurance.

(a) Grantor shall obtain and maintain at all times throughout the term of this Deed of Trust the following insurance: (i) insurance in accordance with the terms of the Indenture; (ii) “All-Risk” fire and extended coverage hazard insurance (non-reporting Commercial Property Policy with Special Cause of Loss form) covering the Property in an aggregate amount not less than 100% of the agreed upon full insurable replacement value of the tangible Property, including coverage for loss of rents or business interruption and excluding roads, foundations, parking areas, walkways and like improvements to the extent customarily excluded from policies being issued by insurers of similarly situated properties; (iii) during the course of any construction, reconstruction, remodeling or repair of any Improvements, builders’ all-risk extended coverage insurance (non-reporting Completed Value with Special Cause of Loss form) in amounts based upon the completed replacement value of the Improvements (excluding roads, foundations, parking areas, paths, walkways and like improvements) and endorsed to provide that occupancy by any person shall not void such coverage; and (iv) if the Improvements are required to be insured pursuant to the National Flood Insurance Reform Act of 1994, and the regulations promulgated thereunder, flood insurance in an amount at least equal to the lesser of the agreed upon full insurable replacement value of the Improvements or the maximum limit of coverage available.

(b) Each insurance policy required under this Section shall: (i) be written by an insurance company authorized or licensed to do business in the state within which the Real Estate is located having an Alfred M. Best Company, Inc. rating of “A-“ or higher and a financial size category of not less than IX; (ii) be for terms of a least one year, with premium prepaid; (iii) be subject to the reasonable approval of Beneficiary as to insurance companies, amounts, content, forms of policies and expiration dates; and (iv) name Beneficiary, Trustee, their successors and assigns: (1) as additional insureds under all liability insurance policies, and (2) as the first mortgagee, under a standard non-contributory mortgagee clause, on all property insurance policies and all loss of rents or loss of business income insurance policies.

(c) Grantor further agrees that each insurance policy: (i) shall provide at least thirty (30) days’ prior written notice to Beneficiary prior to any policy reduction or cancellation for any reason; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Beneficiary in accordance with the terms of such policy notwithstanding any act or negligence of Grantor which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of setoff, counterclaim, deduction or subrogation against Grantor; and (iv) shall exclude Beneficiary from the operation of any coinsurance clause.

(d) On or before the date hereof, Grantor will deliver to Beneficiary certificates of insurance reasonably satisfactory to Beneficiary evidencing the existence of all insurance required to be maintained by Grantor hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through the December 31 falling at least six months after the date hereof, subject only to the payment of premiums as they become due, together with an Officers Certificate stating that such insurance complies with the provisions hereof. At least thirty (30) days prior to the expiration of any insurance policy, Grantor shall furnish evidence satisfactory to Beneficiary that such policy has been renewed or replaced or is no longer required. Nothing in this Section 2.3 shall be deemed to limit in any respect the obligations of the Grantor under any applicable provision of the Security Agreement.

2.4. Transfer of Title. Except as expressly provided in the Indenture, without the prior written consent of Beneficiary in each instance, Grantor shall not cause or permit any transfer of the Property or any part thereof, whether voluntarily, involuntarily (other than by reason of condemnation) or by operation of law, nor shall Grantor enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Property. A “transfer” of the Property includes: (a) the direct or indirect sale, transfer or conveyance of the Property or any portion thereof or interest therein; (b) the execution of an installment sale contract or similar instrument affecting all or any portion of the Property; (c) if Grantor, or any general partner or member of Grantor, is a corporation, partnership, limited liability company or other business entity, the transfer (whether in one transaction or a series of transactions) of any stock, partnership, limited liability company or other ownership interests in such corporation, partnership, limited liability company or entity other than the transfer of any such interest between or among the members of Grantor, or to the estate of its current owner, upon the death of such owner; (d) if Grantor, or any general partner or member of Grantor, is a corporation, the creation or issuance of new stock by which an aggregate of more than 10% of such corporation’s stock shall be vested in a party or parties who are not now stockholders; and (e) an agreement by Grantor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases.

2.5. No Encumbrances. Except as permitted in the Indenture and for the Permitted Exceptions, Grantor shall not create or permit to exist any mortgage, deed of trust, pledge, lien, security interest (including, without limitation, a purchase money security interest), encumbrance, attachment, levy, distraint or other judicial process on or against the Property or any part thereof (including, without limitation, fixtures and other personalty), whether superior or inferior to the lien of this Deed of Trust.

2.6. Removal of Fixtures. Except as permitted in the Indenture or the Security Agreement, Grantor shall not remove or permit to be removed from the Real Estate any fixtures presently or in the future owned by Grantor as the term “fixtures” is defined by the law of the state where the Property is located (unless such fixtures have been replaced with similar fixtures of equal or greater utility and value).

2.7. Compliance with Applicable Laws. Grantor agrees to observe, conform and comply, and to cause its tenants to observe, conform and comply in all material respects with all applicable federal, state, county, municipal and other governmental or quasi-governmental laws, rules, regulations, ordinances, codes, requirements, covenants, conditions, orders, licenses, permits, approvals and restrictions, including without limitation, Environmental Laws (as defined below) and the Americans with Disabilities Act of 1990 (collectively, the “Legal Requirements”), now or hereafter affecting all or any part of the Property, its occupancy or the business or operations now or hereafter conducted thereon and the personalty contained therein, within such time as required by such Legal Requirements to the extent the non-observance, non-conformance or non-compliance with the Legal Requirements could have a Material Adverse Effect. Grantor represents and warrants that the Property currently is in compliance in all material respects with all Legal Requirements applicable to the Property.

2.8. Damage, Destruction and Condemnation.

(a) If all or any part of the Property shall be damaged or destroyed, or if title to or the temporary use of the whole or any part of the Property shall be taken or condemned by a competent authority for any public or quasi-public use or purpose, subject to the terms of the Indenture, there shall be no abatement or reduction in the amounts payable by Grantor under the Indenture and Grantor shall continue to be obligated to make such payments.

(b) If all or any part of the Property is partially or totally damaged or destroyed, Grantor shall give prompt notice thereof to Beneficiary, and Beneficiary may make proof of loss if not made promptly by Grantor. Grantor hereby authorizes and directs any affected insurance company to make payment in excess of $500,000 under such insurance, including return of unearned premiums, to Beneficiary instead of to Grantor and Beneficiary jointly, and Grantor appoints Beneficiary as Grantor’s attorney-in-fact to endorse any draft thereof, which appointment, being for security, is coupled with an interest and irrevocable. Beneficiary is hereby authorized and empowered by Grantor to settle, adjust or compromise, any claim for loss, damage or destruction to the Property if Grantor does not promptly settle, adjust or compromise such claim. Grantor shall pay all costs of collection of insurance proceeds payable on account of such damage or destruction. Grantor shall have no claim against the insurance proceeds, or be entitled to any portion thereof, and all rights to the insurance proceeds are hereby assigned to Beneficiary as security for payment of the Liabilities. Beneficiary and Grantor shall pay or apply all or any part of the insurance proceeds in accordance with the terms of the Indenture.

(c) Promptly upon obtaining knowledge of the institution of any proceeding for the condemnation of all or any part of the Property, Grantor shall give notice to Beneficiary. Grantor shall, at its sole cost and expense, diligently prosecute any such proceeding and shall consult with Beneficiary, its attorneys and experts, and shall cooperate with it in the defense of any such proceeding. Beneficiary may participate in any such proceeding and Grantor shall from time to time deliver to Beneficiary all instruments requested by it to permit such participation. Grantor shall not, without Beneficiary’s prior written consent in accordance with the Indenture, enter into any agreement (i) for the taking or conveyance in lieu thereof of all or any part of the Property, or (ii) to compromise, settle or adjust any such proceeding. All awards and proceeds of condemnation in excess of $500,000 are hereby assigned to Beneficiary, and Grantor, upon request by Beneficiary, agrees to make, execute and deliver any additional assignments or documents necessary from time to time to enable Beneficiary to collect the same. Such awards and proceeds shall be paid or applied by Beneficiary and Grantor, in accordance with the applicable provisions of the Indenture.

(d) Nothing herein shall relieve Grantor of its duty to repair, restore, rebuild or replace the Property following damage or destruction or partial condemnation if no or inadequate insurance proceeds or condemnation awards are available to defray the cost of repair, restoration, rebuilding or replacement.

(e) Nothing in this Section 2.8 shall be deemed to limit in any respect the obligations of the Grantor under any applicable provision of the Indenture or Other Collateral Documents. In the event of any conflict between the terms of this Section 2.8 and the terms of the Indenture, the term of the Indenture shall apply.

2.9. Required Notices. Grantor shall notify Beneficiary within five (5) days of: (a) receipt of any notice from any governmental or quasi-governmental authority relating to the structure, use or occupancy of the Property or alleging a violation of any Legal Requirement; (b) a substantial change in the occupancy or use of all or any part of the Property; (c) receipt of any default notice from the holder of any lien or security interest in all or any part of the Property; (d) commencement of any litigation that could have a Material Adverse Effect; (e) a pending or threatened condemnation of all or any part of the Property; (f) a fire or other casualty causing damage in excess of $10,000 to all or any part of the Property; (g) receipt of any notice with regard to any Release of Hazardous Substances (as such terms are defined below) or any other environmental matter which could have a Material Adverse Effect; (h) receipt of any request for information, demand letter or notification of potential liability from any entity relating to potential responsibility for investigation or clean-up of Hazardous Substances on the Property or at any other site owned or operated by Grantor; (i) receipt of any notice from any tenant of all or any part of the Property alleging a default, failure to perform or any right to terminate its lease or to set-off rents; or (j) receipt of any notice of the imposition of, or of threatened or actual execution on, any lien on or security interest in all or any part of the Property.

3. SECURITY AGREEMENT; FIXTURE FILING. Grantor, as debtor, grants to Beneficiary, as secured party, as further security for the Secured Amount, a security interest in the Service Equipment, fixtures, Leases, Rents, Contracts and the Proceeds. This Deed of Trust shall constitute a “fixture filing” for purposes of Article 9 of the Code, and is to be filed in the applicable real property records. Grantor is the record owner of the Property. Grantor is a Delaware corporation. Grantor’s organizational identification number is 2278238. Grantor’s address is stated in the introductory paragraph of this Deed of Trust.

4. ASSIGNMENT OF LEASES.

4.1. Grantor hereby absolutely, presently and unconditionally conveys, transfers and assigns to Beneficiary all of Grantor’s right, title and interest, now existing or hereafter arising, in and to the Leases and Rents. Notwithstanding that this assignment is effective immediately, so long as no Event of Default exists, Grantor shall have the privilege under a revocable license granted hereby to operate and manage the Property and to collect, as they become due, but not prior to accrual, the Rents. Grantor shall receive and hold such Rents in trust as a fund to be applied, and Grantor hereby covenants and agrees that such Rents shall be so applied, first to the operation, maintenance and repair of the Property and the payment of interest, principal and other sums becoming due under the Liabilities, before retaining and/or disbursing any part of the Rents for any other purpose. The license herein granted to Grantor shall automatically, without notice or any other action by Beneficiary, terminate upon the occurrence of an Event of Default, and all Rents subsequently collected or received by Grantor shall be held in trust by Grantor for the sole and exclusive benefit of Beneficiary. Nothing contained in this Section 4.1, and no collection by Beneficiary of Rents, shall be construed as imposing on Beneficiary any of the obligations of the lessor under the Leases.

4.2. Grantor shall timely perform all of its obligations under the Leases. Grantor represents and warrants that: (a) Grantor has title to and full right to assign presently, absolutely and unconditionally the Leases and Rents; (b) no other assignment of any interest in any of the Leases or Rents has been made; (c) there are no leases or agreements to lease all or any portion of the Property now in effect except the Leases, true and complete copies of which have been furnished to Beneficiary, and no written or oral modifications have been made thereto; (d) there is no existing default by Grantor or by any tenant under any of the Leases, nor has any event occurred which due to the passage of time, the giving or failure to give notice, or both, would constitute a default under any of the Leases and, to the best of Grantor’s knowledge, no tenant has any defenses, set-offs or counterclaims against Grantor; (e) the Leases are in full force and effect; and (f) Grantor has not accepted Rent under any Lease more than thirty (30) days in advance of its accrual, and payment thereof has not otherwise been forgiven, discounted or compromised.

5. DECLARATION OF NO OFFSET. Grantor represents to Beneficiary that Grantor has no knowledge of any offsets, counterclaims or defenses to the Liabilities either at law or in equity. Grantor shall, within ten (10) days after written request, furnish to Beneficiary or Beneficiary’s designee a written statement in form reasonably satisfactory to Beneficiary stating the amount due under the Liabilities and whether, to Grantor’s knowledge, there are offsets or defenses against the same, and if so, the nature and extent thereof.

6. ENVIRONMENTAL MATTERS.

6.1. Definitions. As used herein, “Environmental Laws” shall mean all applicable existing or future federal, state and local statutes, ordinances, regulations, rules, executive orders, standards and requirements, including the requirements imposed by common law, concerning or relating to industrial hygiene and the protection of health and the environment including but not limited to: (a) those relating to the generation, manufacture, storage, transportation, disposal, release, emission or discharge of Hazardous Substances (as hereinafter defined); (b) those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property; and (c) those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about the Property. Any terms mentioned herein which are defined in any Environmental Law shall have the meanings ascribed to such terms in said laws; provided, however, that if any of such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

6.2. Representations, Warranties and Covenants. Except as disclosed in that certain Phase I Environmental Site Assessment Update dated February 18, 2003, prepared by URS Corporation (a copy of which has been provided by Grantor to Beneficiary), Grantor represents, warrants, covenants and agrees as follows:

(a) To Grantor’s knowledge, neither Grantor nor the Property or any occupant thereof is in material violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority pertaining to any Environmental Law. Grantor shall not cause or permit the Property to be in violation in any material respect of, or do anything which would subject the Property to any remedial obligations under, any Environmental Law, and shall promptly notify Beneficiary in writing of any existing, pending or threatened investigation or inquiry of which Grantor has knowledge by any governmental authority in connection with any Environmental Law. In addition, Grantor shall provide Beneficiary with copies of any and all material written communications with any governmental authority in connection with any violation of any Environmental Law, concurrently with Grantor’s giving or promptly after Grantor’s receiving of same.

(b) To Grantor’s knowledge, no material release, spill, discharge, leak, disposal or emission (individually a “Release” and collectively, “Releases”) of a Hazardous Material, Hazardous Substance or Hazardous Waste, including gasoline, petroleum products, explosives, toxic substances, solid wastes and radioactive materials in any material amount (collectively, “Hazardous Substances”) has occurred, nor are there any visible signs of, any Release(s) at, upon, under or within the Property. During the term of this Deed of Trust, to the extent required by any Environmental Laws, Grantor shall remove or remediate any Release at the Property promptly upon discovery at its sole cost and expense.

(c) To Grantor’s knowledge, the Property has never been used by the previous owners and/or operators nor has it or will it be used by Grantor during the term of this Deed of Trust to refine, produce, store, handle, transfer, process, transport, generate, manufacture, heat, treat, recycle or dispose of Hazardous Substances, except for such quantities as are handled in accordance with applicable manufacturers’ instructions and Environmental Laws and in proper storage containers as are necessary for the operation of the commercial business of Grantor or its tenants (“Permitted Substances”).

(d) The Property: (i) is being and has been operated by Grantor in material compliance in all material respects with all Environmental Laws, and all permits required thereunder have been obtained and complied with in all material respects; and (ii) does not have any Hazardous Substances present excepting Permitted Substances.

(e) Grantor will, and will cause its tenants to, operate the Property in compliance with all Environmental Laws and, other than Permitted Substances, will not place or permit to be placed any Hazardous Substances on the Property.

(f) During Grantor’s period of ownership of the Real Estate, and to Grantor’s knowledge prior thereto, no lien has been attached to or threatened to be imposed upon the Property, and, to Grantor’s knowledge, there is no basis for the imposition of any such lien based on any governmental action under Environmental Laws. In the event that any environmental lien is filed against the Property, Grantor shall, within thirty (30) days from the date that Grantor is given notice of such lien (or within such shorter period of time as is appropriate in the event that steps have commenced to have the Property sold), either: (i) pay the claim and remove the lien from the Property; or (ii) furnish a cash deposit, bond or other security reasonably satisfactory in form and substance to Beneficiary in an amount sufficient to discharge the claim out of which the lien arises.

6.3. Right to Inspect and Cure. To the extent provided in the Security Agreement, Beneficiary shall have the right to conduct or have conducted by its agents or contractors such environmental inspections, audits and tests as Beneficiary shall deem necessary or advisable from time to time at the sole cost and expense of Grantor.

Nothing in this Article 6 shall be deemed to limit in any respect the obligations of the Grantor under any applicable provision of the Security Agreement.

7.	INTENTIONALLY DELETED

8.	REMEDIES. If an Event of Default (as defined in the Indenture) shall have occurred, Beneficiary may take any of the following actions:

8.1. Acceleration. Beneficiary may exercise all rights and remedies under the Indenture.

8.2. Possession. Beneficiary may enter upon and take possession of the Property, with or without legal action, lease the Property, collect therefrom all rentals and, after deducting all out-of-pocket costs of collection and administration expense, apply the net rentals to any one or more of the following items in such manner and in such order of priority as Beneficiary, in Beneficiary’s sole discretion, may elect: the payment of any sums due under any prior lien, taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, to the maintenance, repair or restoration of the Property, or on account of the Liabilities. Beneficiary is given full authority to do any act which Grantor could do in connection with the management and operation of the Property. This covenant is effective either with or without any action brought to foreclose this Deed of Trust and without applying for a receiver of such rents. In addition to the foregoing, upon the occurrence of an Event of Default, Grantor shall pay monthly in advance to Beneficiary or to any receiver appointed to collect said rents the fair and reasonable rental value for Grantor’s use and occupation of the Property, and upon default in any such payment Grantor shall vacate and surrender the possession of the Property to Beneficiary or to such receiver. If Grantor does not vacate and surrender the Property then Grantor may be evicted by summary proceedings.

8.3. Foreclosure. Beneficiary may institute any one or more actions of foreclosure against all or any part of the Property, or take such other action at law, equity or by contract for the enforcement of this Deed of Trust and realization on the security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Liabilities. The unpaid balance of any judgment shall bear interest at the greater of (a) the statutory rate provided for judgments, or (b) the rate borne by the Securities. Without limiting the foregoing, Beneficiary may cause the foreclosure of this Deed of Trust and exercise its rights as a secured party for all or any portion of the Liabilities which are then due and payable, subject to the continuing lien of this Deed of Trust for the balance not then due and payable. In case of any sale of the Property by judicial proceedings, the Property may be sold in one parcel or in such parcels, manner or order as Beneficiary in its sole discretion may elect. Grantor, for itself and anyone claiming by, through or under it, hereby agrees that Beneficiary shall in no manner, in law or in equity, be limited, except as herein provided, in the exercise of its rights in the Property or in any other security hereunder or otherwise appertaining to the Liabilities or any other obligation secured by this Deed of Trust, whether by any statute, rule or precedent which may otherwise require said security to be marshalled in any manner and Grantor, for itself and others as aforesaid, hereby expressly waives and releases any right to or benefit thereof. The failure to make any tenant a defendant to a foreclosure proceeding shall not be asserted by Grantor as a defense in any proceeding instituted by Beneficiary to collect the Liabilities or any deficiency remaining unpaid after the foreclosure sale of the Property.

8.4. Appointment of Receiver. Upon the occurrence of an Event of Default, Beneficiary, as a matter of right and without regard to the then value of the Property or the adequacy of any security for the Liabilities, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers for the Property, and Grantor hereby irrevocably consents to such appointment. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein. Grantor agrees to promptly deliver to any such receiver all Leases, Rents, Contracts, documents, financial data and other information requested by such receiver in connection with the Property and, without limiting the foregoing, Grantor hereby authorizes Beneficiary to deliver to any such receiver any or all of the Leases, Rents, Contracts, documents, data and information in Beneficiary’s possession relating to the Property.

8.5. Rights as a Secured Party. Beneficiary shall have, in addition to other rights and remedies available at law or in equity, the rights and remedies of a secured party under the Code. Beneficiary may elect to foreclose such of the Property as then comprise fixtures pursuant either to the law applicable to foreclosure of an interest in real estate or to that applicable to personal property under the Code. To the extent permitted by law, Grantor waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

8.6. Excess Monies. Beneficiary may apply on account of the Liabilities any unexpended monies still retained by Beneficiary that were paid by Grantor to Beneficiary: (a) for the payment of, or as security for the payment of taxes, assessments or other governmental charges, insurance premiums, or any other charges; or (b) to secure the performance of some act by Grantor.

8.7. Other Remedies. Beneficiary shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Grantor under the terms of this Deed of Trust, as they become due, without regard to whether or not any other Liabilities shall be due, and without prejudice to the right of Beneficiary or Trustee thereafter to bring an action of foreclosure, or any other action, for any default by Grantor existing at the time the earlier action was commenced. In addition, Beneficiary shall have the right to set-off all or any part of any amount due by Grantor to Beneficiary under any of the Liabilities, against any indebtedness, liabilities or obligations owing by Beneficiary in any capacity to Grantor, including any obligation to disburse to Grantor any funds or other property on deposit with or otherwise in the possession, control or custody of Beneficiary.

8.8. Attorney-In-Fact. Grantor hereby constitutes Beneficiary its attorney-in-fact with full power of substitution to take possession of the Property upon any Event of Default and, as Beneficiary in its sole discretion deems necessary or proper, to execute and deliver all instruments required by Beneficiary to accomplish the disposition of the Property; this power of attorney is a power coupled with an interest and is irrevocable while any of the Liabilities are outstanding.

8.9. Waiver. Grantor waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property, (b) all rights of reinstatement, redemption, valuation, appraisement, homestead, moratorium, exemption, extension, stay of execution, notice of election to mature or declare due the whole of the Liabilities in the event of foreclosure of the liens hereby created, (c) all rights and remedies which

Grantor may have or be able to assert by reason of the laws of the State of Missouri pertaining to the rights and remedies of sureties, and (d) any rights, legal or equitable, to require marshaling of assets or to require foreclosure sales in a particular order. Without limiting the generality of the preceding sentence, Grantor, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Deed of Trust, hereby irrevocably waives, to the extent permitted by law, any and all rights of reinstatement or redemption from sale or from or under any order, judgment or decree of foreclosure of this Deed of Trust or under any sale pursuant to any statute order decree or judgment of any court. Grantor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshaled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness. Beneficiary shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Beneficiary shall have the right to determine the order in which any or all portions of the Liabilities are satisfied from the proceeds realized upon the exercise of the remedies provided herein, in accordance with the applicable provisions of the Security Agreement.

8.10. No Liability on Beneficiary. Notwithstanding anything contained in this Deed of Trust, Beneficiary shall not be obligated to perform or discharge, and does not undertake to perform or discharge, any obligation, duty or liability of Grantor, whether under this Deed of Trust, under any of the Leases, under any Contract or under any other Property, and Grantor shall and does hereby agree to indemnify against and hold Beneficiary harmless of and from: any and all liabilities, losses or damages which Beneficiary may incur or pay under or with respect to any of the Property or under or by reason of its exercise of rights hereunder; and any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Property or in any of the contracts, documents or instruments evidencing or creating any of the Property. Beneficiary shall not have responsibility for the control, care, management or repair of the Property or be responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Property resulting in loss, injury or death to any tenant, licensee, employee, stranger or other person. No liability shall be enforced or asserted against Beneficiary in its exercise of the powers herein granted to it, and Grantor expressly waives and releases any such liability. Should Beneficiary incur any such liability, loss or damage under any of the Leases or under or by reason hereof, or in the defense of any claims or demands, Grantor agrees to reimburse Beneficiary within ten (10) days after demand for the full amount thereof, including costs, expenses and reasonable attorneys’ fees. Notwithstanding the foregoing, Beneficiary shall not be released of liability nor entitled to be indemnified by Grantor for any liability, loss or damage to the extent arising from any act or omission of Beneficiary after Beneficiary takes physical possession of the Property or becomes owner of the Property.

9. MISCELLANEOUS.

9.1. Notices. All notices and communications under this Deed of Trust shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in the preamble of this Deed of Trust. Notice shall be deemed to have been given and received: (a) if by hand delivery, upon delivery; (b) if by mail, three (3) business days after the date first deposited in the United States mail; and (c) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

9.2. No Property Manager Lien. Any property management agreement for or relating to all or any part of the Property, whether now in effect or entered into hereafter by Grantor or on behalf of Grantor, shall contain a subordination provision whereby the property manager forever and unconditionally subordinates to the lien of this Deed of Trust any and all mechanic’s lien rights and claims that it or anyone claiming through or under it may have at any time pursuant to any statute or law. Such property management agreement or a short form thereof, including such subordination, shall, at Beneficiary’s request, be recorded with the office of the recorder of deeds for the county in which the Property is located. Grantor’s failure to cause any of the foregoing to occur shall constitute an Event of Default under this Deed of Trust.

9.3. Remedies Cumulative. The rights and remedies of Beneficiary as provided in this Deed of Trust, in the Indenture or in any Other Document shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Beneficiary at law or in equity. The failure, at any one or more times, of Beneficiary to assert the right to declare the Liabilities due, grant any extension of time for payment of the Liabilities, take other or additional security for the payment thereof, release any security, change any of the terms of the Indenture or any of the Other Documents, or waive or fail to exercise any right or remedy under the Indenture or any Other Document shall not in any way affect this Deed of Trust or the rights of Beneficiary.

9.4. No Implied Waiver. Beneficiary shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Beneficiary, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

9.5. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Deed of Trust shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

9.6. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Deed of Trust shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns and are intended and shall be held to be real covenants running with the land; provided, however, that, except in connection with a transfer expressly permitted by the Indenture or consented to in writing by Beneficiary, this Deed of Trust cannot be assigned by Grantor without the prior written consent of Beneficiary, and any such assignment or attempted assignment by Grantor shall be void and of no effect with respect to Beneficiary.

9.7. Modifications. This Deed of Trust may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Beneficiary may release, regardless of consideration, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests evidenced by this Deed of Trust, the Indenture or the Other Documents or affecting the obligations of Grantor or any other party to pay the Liabilities or perform and discharge the Liabilities.

9.8. Governing Law. This Deed of Trust shall be governed, construed, interpreted and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law, except as to matters relating to the creation, perfection and enforcement of the liens on and security interests in the Property (including, without limitation, requests for injunctive relief or appointment of a receiver) which shall be governed by the laws of the state where the Property is located.

9.9. Non-Merger. In the event Beneficiary shall acquire title to the Property by conveyance from Grantor or as a result of foreclosure, this Deed of Trust shall not merge in the fee estate of the Property but shall remain and continue as an existing and enforceable lien for the Liabilities secured hereby until the same shall be released of record by Beneficiary in writing.

9.10. Tax Identification Number. Grantor hereby represents and warrants to Beneficiary that Grantor’s Federal Tax Identification Number is 86-0699193.

10. STATE SPECIFIC PROVISIONS

10.1. Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article and the other terms and conditions of this Deed of Trust, the terms and conditions of this Article shall control and be binding.

10.2. Further Remedies of Beneficiary. Beneficiary may proceed as if all of the Property were real property, or Beneficiary may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Real Property and the improvements thereon without causing structural damage thereto as if the same were personal property and dispose of the same in accordance with the terms hereof, separate and apart from the sale of real property, the remainder of the Property being treated as real property. Beneficiary may cause any such sale or other disposition to be conducted immediately, or Beneficiary may delay any such sale or other disposition for such period of time as Beneficiary deems to be in its best interest. Should Beneficiary desire that more than one such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously or successively on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interest. Should Beneficiary request and direct the Trustee to sell the Property or any part thereof which is real property or which Beneficiary has elected to treat as real property, upon such election, Trustee may proceed to foreclose this Deed of Trust in respect of said real property in the following manner. The Trustee at the request of the Beneficiary shall proceed to take possession and to sell any of the Property (in one or more parcels), in whole or in parcels, at public venue, to the highest bidder, for cash, at a front door (to be designated by Trustee) of the building then appointed for holding the foreclosure sale by, the Circuit Court of the County in which the Real Estate is located, first giving notice of such sale in the manner prescribed by statute; and upon such sale shall execute and deliver a deed of conveyance of the property sold (subject to the Permitted Exceptions) to the purchaser or purchasers thereof. The Trustee shall receive the proceeds of said sale out of which the Trustee shall pay (A) the costs and expenses of executing this trust, including lawful compensation to the Trustee for its services as provided by statute, and a reasonable attorney’s fee, which shall be immediately due upon first publication of sale as aforesaid; (B) to the Beneficiary, upon the usual vouchers therefor, any of the Liabilities including money advanced for ground rents, maintenance, abstracts, title reports, judgments upon statutory lien claims and any other advances hereunder and interest thereon at the rate borne by the Securities; (C) the balance of such proceeds, if any, shall be paid as required by law. The purchaser at any foreclosure sale shall not be obligated to look at the application of the proceeds thereof. If the Beneficiary should become the purchaser, it shall be entitled to credit any of the unpaid balance of the Liabilities against the amount of the purchase price. The Trustee covenants faithfully to perform the Trust herein created. Trustee may postpone the sale of all or any portion of the Property by public announcement at such time and place of sale (or by any other means permitted by law) and from time to time thereafter may postpone such sale by public announcement (or by any other means permitted by law). Beneficiary may foreclose or otherwise realize upon, and Trustee may sell, one parcel or any other part or parts of the Property, on one or more occasions, without releasing this Deed of Trust, or precluding the further foreclosure or other realization hereunder of any other parcels or other parts of the Property not so foreclosed or realized upon. Beneficiary or any assignee hereof shall have the right to bid at and become purchaser at any foreclosure sale, applying against the purchase price all or a part of any Liabilities then due and owing. Prior to electing to foreclose this Deed of Trust, Beneficiary may cause an environmental assessment of the Property to be made and in furtherance thereof, may enter the Property by and through its agents and grant permission to independent contractors to enter the Property for assessment purposes. Any expenses incurred in so doing shall be deemed expenses described in clause (B) above.

10.3. Further Waiver by Borrower. Grantor hereby expressly waives any right which Grantor may have to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto.

10.4. Lease of Property. The Trustee hereby lets the Property to the Grantor until a sale is held under the foregoing provisions therefor, or until an Event of Default shall occur, upon the following terms and conditions, to wit: The Grantor and all persons or entities claiming or possessing any of the Property by, through, or under the Grantor shall pay rent therefor, during said term at the rate of one cent ($.01) per month, payable monthly upon demand, and shall surrender immediate peaceable possession of the Property (and any and every part thereof) sold under the provisions of this Deed of Trust to the purchaser thereof under such sale, without notice or demand therefor, and shall and will at once, without notice, surrender up possession of the Property and every part thereof in the event Beneficiary shall take charge and enter as hereinbefore provided.

10.5. Duties and Substitution of Trustee. Grantor agrees that: (a) the duties and obligations of Trustee shall be determined solely by the express provisions of this Deed of Trust and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be imposed upon Trustee; (b) no provision of this Deed of Trust shall require Trustee to expend or risk its own funds, or otherwise incur any financial obligation in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it; (c) Trustee may consult with counsel of its own choosing and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in reliance thereon; and (d) Trustee shall not be liable for any action taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Deed of Trust. Trustee hereby agrees with Beneficiary that Trustee will act for a nominal consideration in routine matters (e.g., execution of partial release of security, extension agreements, modification agreements or satisfactions) with respect to this Deed of Trust. In the event of foreclosure, Trustee will serve for a Trustee’s commission in an amount to be agreed upon and mutually satisfactory to Trustee and to Beneficiary. If Beneficiary determines that there shall be a substitute Trustee for any reason, Trustee will supply a recordable resignation at the request of Beneficiary. The Beneficiary may remove the Trustee at any time or from time to time, with or without cause, and appoint a successor Trustee, and upon such appointment, all powers, rights, duties and authority of the Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute Trustee shall be appointed by written instrument duly recorded in the county or counties where the Real Estate is located, which appointment may be executed by any authorized agent of the Beneficiary or in any other manner permitted by applicable law. It is agreed that Trustee shall not be disqualified from acting as Trustee hereunder or from performing any of the duties of the Trustee, or from exercising the rights, powers and remedies herein granted, by reason of the fact that Trustee is an attorney, agent, officer, employee or stockholder of Beneficiary or is otherwise affiliated with Beneficiary in any respect. Upon any trustee’s sale, Trustee shall execute and deliver a deed or deeds of conveyance of the Property sold to the purchasers thereof, and any statement or recital or fact in such deed shall be prima facie evidence of the truth of such statement or recital, and Trustee shall pay the proceeds thereof in accordance with the terms hereof. The Beneficiary shall have the right and power successively to remove the above named Trustee or any successor Trustee and to appoint by writing (acknowledged and recorded) a successor to such Trustee, which successor shall succeed to the title and to all of the rights and powers of the original Trustee.

10.6. Further Provision Regarding Insurance. Unless Grantor provides evidence of the insurance coverage required hereunder, Beneficiary may, upon three (3) business days prior notice, purchase insurance at Grantor’s expense to protect Beneficiary’s interest in the Property. This insurance, may, but need not protect Grantor’s interests. The coverage that Beneficiary purchases may not pay any claim that Grantor makes or any claim that is made against Grantor in connection with the Property. Grantor may later cancel any insurance purchased by Beneficiary, but only after providing evidence that Grantor has obtained insurance as required by this Deed of Trust. If Beneficiary purchases insurance for the Property, Grantor will be responsible for the costs of insurance, including the insurance premium, interest and any other charges Beneficiary may impose in connection with the placement of insurance. The costs of the insurance may be added to Grantor’s total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance Grantor may be able to obtain on its own.

[Continued on following page]

IN WITNESS WHEREOF, Grantor, intending to be legally bound, has duly executed and delivered this Deed of Trust as of the day and year first above written.

GRANTOR: WINCUP HOLDINGS, INC.

By:		/s/ CAROLINE J. WILLIAMSON
	Name:	Caroline J. Williamson
	Title:	Vice President [Corporate Seal]

COMMONWEALTH OF PENNSYLVANIA	)
) SS.
COUNTY OF PHILADELPHIA	)

On this 27th day of April 2004, before me, a Notary Public in and for said State, personally appeared Caroline J. Williamson, to me personally known, who, being by me duly sworn, did say that she is the Vice President of WINCUP HOLDINGS, INC., a Delaware corporation and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its board of directors, and she acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written, in the County and State aforesaid.

/s/ SHARON B. ROMAN
Notary Public

[Seal]

My Commission Expires:

Notarial Seal Sharon B. Roman, Notary Public City Of Philadelphia, Philadelphia County My Commission Expires Nov. 29, 2006 Member, Pennsylvania Association of Notaries

SCHEDULE A

Legal Description

That certain real property located at 313 East Fifteenth Street, in the City of Higginsville, County of Lafayette, State of Missouri 64037, more particularly described as follows:

Part of the Northeast Quarter of the Northwest Quarter and a part of the Northwest Quarter of the Northeast Quarter of Section Six (6), Township forty-nine (49) North of the Base line, Range twenty-five (25) West of the Fifth Principal Meridian, in the city of Higginsville, Layfayette County, Missouri, described as follows:

Beginning at a point Five Hundred Eighty-two (582.0) feet North 88 degrees 57 minutes East and Twenty-five (25.0) feet South 0 degrees 20 minutes 57 seconds West of the one-sixteenth (1/16) Section corner North of the Northwest Quarter of said Section Six (6), running thence North 88 degrees, 57 minutes East, Four Hundred Fifteen (415.00) feet, along the Southerly right of way line of Missouri State Highway designated Route “AA” to the P.C. of a 3 degrees, 2 minutes 51 seconds curve to the right, having a central angle of 11 degrees, 27 minutes and a length of Three Hundred Seventy-five and seven tenths (375.7) feet to the P.T. of said curve,

Thence continuing along said Route “AA” right of way South 79 degrees 35 minutes East, Five Hundred Eleven and thirty-three hundredths (511.33) feet to a point,

Thence South 15 degrees 17 minutes 27 seconds West, Two Hundred Thirty-one and Four-tenths (231.4) feet to a point on the Northerly right of way line of the Illinois Central-Gulf Railroad,

Thence with the said railroad right of way line South 63 degrees 5 minutes 52 seconds West, Five Hundred Six and seventy-five hundredths (506.75) feet to the P.C. of a 2 degrees 55 minutes 24 seconds curve having a central angle of 18 degrees and a radius of One Thousand Nine Hundred Sixty (1960.0) feet and continuing along said curve a distance of Four Hundred Eighty and seventeen hundredths (480.17) feet to a point,

Thence North 32 degrees 33 minutes 8 seconds West, Two Hundred Thirty-two (232.0) feet to a point,

Thence North 35 degrees 00 minutes West, Three Hundred Ninety-one (391.0) feet to a point,

Thence North 8 degrees 00 minutes East, One Hundred Fifty (150.0) feet to a point,

Thence North 84 degrees 09 minutes 41 seconds West, Fifty-two and three tenths (52.3) feet to a point,

Thence North 0 degrees 20 minutes 57 seconds East, One Hundred Sixty-two and Sixty-five hundredths (162.65) feet to the point of beginning.

Excepting therefrom that part conveyed to Immanual Lutheran Church, Higginsville, Missouri, by Deed, recorded in Book 576, Page 941,

Excepting therefrom that part conveyed to the city of Higginsville, by Deeds, recorded in Book 577, Page 655 and in Book 577, Page 1081.